SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 1, 2004  (February 27, 2004)

      Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

      101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

      (314) 863-1100
(Registrant's telephone number)

Item 5.      Other Events

On February 27, 2004, the Company announced that it expects first quarter 2004 sales and earnings to be better than previously expected. First quarter earnings per share on a diluted basis is expected to be in the $0.55 to $0.57 range, exceeding its previous guidance of $0.50 to $0.53.

Item 7.      Financial Statements and Exhibits

(c) Exhibit

99 Press Release, dated February 27, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: March 1, 2004